AM-PAC INTERNATIONAL, INC.

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                OF A SERIES OF 20,000 SHARES OF PREFERRED STOCK,
                           $.001 PAR VALUE, DESIGNATED
                     "SERIES A CONVERTIBLE PREFERRED STOCK"

                               ---------------------

     Am-Pac International, Inc., a Nevada Corporation (the "Corporation"), by way of this Certificate of Designation, Preferences and Rights (as it may hereafter be amended, modified or supplemented upon vote of the Board of Directors of the Corporation and approval of all holders of Series A Preferred Stock, as such term is hereinafter defined,) certifies that, pursuant to the authority expressly vested in the Board of Directors by Article IV of the Corporation's Articles of Incorporation, and in accordance with the provisions of Section 78.195 of the Nevada Revised Statutes, the Board of Directors of the Corporation has duly adopted the following resolutions creating a series of its Preferred Stock designated as Series A Preferred Stock, as set forth herein ("Certificate"):

          RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of
     Article IV of the Articles of Incorporation of the Corporation, this Board of Directors hereby creates a series of Preferred Stock, $.001 par value, and this Board of Directors hereby fixes the designation and the voting power, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, preferences and rights, and the qualifications, limitations or restrictions thereon, set forth in the Articles of Incorporation, which are applicable to all series of Preferred Stock of the Corporation) as follows:

          Twenty thousand (20,000) shares of Preferred Stock, par value $.001 per share, of the Corporation are hereby constituted as a series of Preferred Stock designated as Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock") with the voting powers and the preferences and rights hereinafter set forth:

     SECTION 1. DIVIDENDS. Dividends shall accrue at the cumulative rate of $50.00 per annum per share, and shall be payable upon conversion in cash, stock or property as the board of directors shall, in its discretion, declare from time to time.

     SECTION 2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the Series A Convertible Preferred Stock shall, for a period of 36 months beginning from the date of issuance, be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes an amount equal to $1,000.00 per share of Series A Convertible Preferred Stock, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of capital stock or series thereof ranking junior to the Series A Convertible Preferred Stock with respect to the distribution of assets. If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Convertible Preferred Stock of the amounts thus distributable, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. After the expiration of the thirty-six month period set forth herein, the holders of the Series A Convertible Preferred Stock shall share ratably with the holders of the common stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation.

     SECTION 3. VOTING RIGHTS. The holders of the Series A Convertible Preferred Stock shall have no voting rights, except as provided by law under the General Corporation Law of the State of Nevada or existing under the Certificate of Incorporation.

     SECTION 4. REDEMPTION. Series A Convertible Preferred Stock shall not be subject to redemption.

     SECTION 5. CONVERSION. (a) Subject to the limitations set forth below, the holder of any Series A Convertible Preferred Stock shall have the right, at his option on delivery to the Corporation of written notice and upon surrender of such shares to the Corporation, to convert part or all of the Series A
Convertible Preferred Stock held, into shares of Common Stock of the Corporation. In the event the holder of any Series A Convertible Preferred Stock has not notified the Corporation of his election to convert the Series A Convertible Preferred Stock into Common Stock on the terms set forth herein on or before December 31, 1999, the right of the holders of such Series A Convertible Preferred Stock to convert the same into Common Stock shall expire, provided, however, that on or after December 31, 1999, all Series A Convertible Preferred Stock remaining outstanding shall, at the option of the Corporation, be converted into Common Stock of the Corporation on the terms set forth herein.

     (b) Conversion of the Preferred Shares shall be subject to the following limitation: the outstanding Series A Convertible Preferred Stock will become eligible for conversion on or after the date which is 30 days after the closing date of the purchase of such Series A Convertible Preferred Stock (the "Closing Date"). Each conversion shall be effected by surrendering the certificate(s) evidencing the Series A Convertible Preferred Stock to be converted to the Company with the form of conversion certificate executed by the holder thereof as to all or a specified portion of the shares evidenced by such certificate (subject to the limitations set forth above and provided that conversions will not be permitted for Series A Convertible Preferred Stock having an aggregate liquidation preference of less than $10,000 except as may be required by the foregoing limitation on conversion) and accompanied, if required by the Company, by proper assignment in blank. The date of execution of such certificate and delivery by facsimile to the Company at (713) 547-8910, shall be deemed to the be "conversion date", provided that certificates evidencing the shares so converted are delivered within three (3) business days to the Company or its designated agent.

     (c) The number of shares of Common Stock  issuable upon  conversion of each

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
share of Series A Convertible Preferred Stock shall equal 500 shares of Common Stock for every one share of Series A Convertible Preferred Stock.

     (d) Neither fractional shares, nor scrip or other certificates evidencing such shares, shall be issued by the Corporation on conversion of the Series A Convertible Preferred Stock as herein provided, but the Corporation shall round to the nearest whole number the number of shares issuable in such event.

     (e) Series A Convertible Preferred Stock so converted shall be restored to the status of authorized but unissued shares.

     (f) The Corporation will reserve from its authorized and unissued shares of Common Stock, and shall increase the number of reserved shares from time to time, a number of shares sufficient to permit conversion of the Series A Convertible Preferred Stock.

     IN WITNESS WHEREOF, Am-Pac International, Inc. has caused this Certificate to be duly executed and attested effective as of the 31st day of December, 1996.


                                AM-PAC INTERNATIONAL, INC.

                                /s/ illegible
                                ------------------------------
                                Thomas Tedrow, President

ATTEST:


/s/ illegible
--------------------
Lynda Xu, Secretary
/s/ Zebin Xu
-------------------
Zebin Xu


State of FLORIDA      }
                      }
County of ORANGE      }

     I, Cheryl L. Piper, a Notary Public, do hereby certify that on this 31st day of December, 1996, personally appeared before me Thomas Tedrow, who, being by me first duly sworn declared that he is the President of AM-PAC INTERNATIONAL, INC., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true and correct.


                          /s/ Cheryl L. Piper
                          ---------------------------
                          Cheryl L. Piper
                          Notary Public in and for the
                          State of Florida
                          Commission #CC452632
                          Expires April 13, 1999


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